Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Nolan D. Taira, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS FIRST QUARTER RESULTS

•      FloTrac Drove Strong Critical Care Sales Growth

•      FDA Concludes Warning Letter Was “Adequately Addressed”

IRVINE, Calif., April 23, 2007 – Edwards Lifesciences Corporation (NYSE: EW), a world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended March 31, 2007 of $33.2 million, or $0.54 per diluted share, compared to net income of $45.9 million, or $0.73 per diluted share for the same period in 2006.  Excluding special items from the prior year detailed in the reconciliation table below, first quarter 2006 net income was $31.5 million, or $0.50 per diluted share.

First quarter net sales increased 2.9 percent to $264.1 million, compared to $256.7 million in the same quarter last year.  Underlying sales growth was 4.7 percent, excluding the impact of $9.8 million of sales from discontinued products and a $5.7 million contribution from foreign exchange.

“While we fell just short of our earnings estimate for the quarter, we continued to make great progress on our new technologies, quality systems and customer-facing resources,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.  “In the quarter, Critical Care sales grew double-digits, and while U.S. Heart Valve Therapy sales were below our expectations, this global franchise continues to be an ideal growth platform for Edwards.”

“Additionally, we are pleased to have begun enrollment in our landmark PARTNER trial to evaluate the Edwards SAPIEN transcatheter heart valve,” said Mussallem.  “This is a truly transformational technology that holds promise for the large number of patients suffering from advanced heart valve disease.”

Sales Results

For the first quarter, the company reported Heart Valve Therapy sales of $129.5 million, a 3.5 percent increase, which included a $2.9 million positive contribution from foreign exchange.  “Our premium Magna and Magna with ThermaFix valves were the main contributors to our global growth this quarter,” added Mussallem.  “We are responding to competitive challenges with superior product offerings, a robust pipeline of innovative valve technologies and additional field resources.”

Critical Care sales of $90.9 million grew 12.1 percent, which included a $1.9 million positive contribution from foreign exchange.  “Sales of our FloTrac system were the biggest growth driver this quarter, with share gains in pressure monitoring products also contributing to results” said Mussallem.

Cardiac Surgery Systems sales for the quarter were $16.8 million, a decline from $23.3 million in the same quarter last year, largely due to last year’s discontinuation of the company’s perfusion products, and the recent exit from the TMR product line.

Vascular sales grew 11.0 percent compared to the same period in 2006 to $20.2 million. “Growth this quarter was once again driven by sales of our LifeStent product line,” added Mussallem.

Domestic and international sales for the first quarter were $124.1 million and $140.0 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 64.7 percent compared to 63.7 percent in the same period last year.  The increase was due to a more profitable product mix, led by the strength of the Magna and FloTrac products, partially offset by the negative impact of foreign exchange and investments in quality systems.

Selling, general and administrative expenses were $98.6 million for the quarter, or 37.3 percent of sales.  The increase in expenses was due primarily to higher spending across the company’s key product lines, as well as a $2.0 million impact from foreign exchange.

Research and development expenses were $28.8 million for the quarter, or 10.9 percent of sales, compared to $27.2 million in the year ago period, primarily reflecting additional spending on Edwards’ transcatheter valve programs.

Free cash flow generated during the quarter was $22.5 million, calculated as cash flow from operating activities of $36.1 million minus capital expenditures of $13.6 million.  Long-term debt at March 31 was $224.5 million, and cash and cash equivalents were $180.2 million at the end of the quarter, resulting in net debt of $44.3 million.

In the quarter, the company repurchased approximately 500,000 shares of common stock for $24.8 million.

Additional Quarterly Events

In March, Edwards announced the sale of its TMR distribution rights to Novadaq Technologies as part of the company’s strategy to focus preferentially on minimally invasive technologies that advance the field of cardiac surgery.  TMR product sales were approximately $12 million in 2006.  The company does not expect this transaction to have a material impact on 2007 net income.

As announced today, the U.S. Food and Drug Administration (FDA) has formally notified the company that Edwards’ response to the FDA’s February 2007 warning letter adequately addresses their concerns.  Consequently, the FDA will not defer approval of pending pre-market submissions or export certificates for products manufactured at the company’s Irvine, Calif., facility.

2007 Outlook

The company is revising its 2007 total reported sales guidance to between $1.070 billion and $1.110 billion, primarily as a result of the TMR product line divestiture.  This revised range also includes minor adjustments in Critical Care and Heart Valve Therapy sales guidance.

“We remain focused on achieving our previously stated financial goals, which include generating total sales between $1.075 to $1.125 billion, increasing our gross profit margin by 100 to 150 basis points, delivering non-GAAP net income growth of 12 to 14 percent excluding the impact of special items, and generating free cash flow of $160 to $170 million,” said Mussallem.

“Finally, we estimate that second quarter 2007 diluted EPS will be between $0.56 and $0.58, and now estimate the full year between $2.23 and $2.31 per diluted share.”

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world and the global leader in acute hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on specific cardiovascular opportunities including heart valve disease, peripheral vascular disease and critical care technologies.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, FloTrac, Fogarty, LifeStent, PERIMOUNT Magna, and Swan-Ganz.  Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 4:45 p.m. ET to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 239075.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards’ web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include, but are not limited to, the company’s ability to achieve 2007 financial goals for sales, gross margin, net income, earnings per share and free cash flow; regulatory approval of new products in, and competitive dynamics associated with, the company’s heart valve therapy product line; the continued adoption and sales of FloTrac and LifeStent products; the timing and progress of clinical studies relating to the company’s transcatheter valve technologies and the market opportunity for these products; and the impact on the company’s results of foreign exchange and special items. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the productivity of the R&D pipeline; the strength of the company’s core franchises and their ability to provide a strong platform for sustainable growth; the potential opportunity of the company’s transcatheter valve programs and the ability of the company to continue to lead in the development of this field; and more generally, the ability to obtain regulatory approvals for and market new products; the ability to generate and maintain sufficient cash resources to increase investments in the company’s business and repay debt; the success and timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; technological advances in the medical field; product demand and market acceptance; changing conditions in the economy in general and in the healthcare industry; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2006.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and gains, results of discontinued product lines, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards, Edwards SAPIEN, FloTrac and ThermaFix are trademarks of Edwards Lifesciences Corporation.  Edwards Lifesciences, Carpentier-Edwards, Cosgrove-Edwards, Fogarty, Magna, PERIMOUNT Magna and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the United States Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG and is registered in the United States Patent and Trademark Office.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2007	2006

Net sales	$264.1	$256.7
Cost of goods sold	93.2	93.1

Gross profit	170.9	163.6

Selling, general and administrative expenses	98.6	92.2
Research and development expenses	28.8	27.2
Special gains, net	—	(23.8)
Interest expense, net	0.2	0.9
Other expenses (income), net	(1.3)	0.7

Income before provision for income taxes	44.6	66.4

Provision for income taxes	11.4	20.5
Net income	$33.2	$45.9

Earnings per share:
Basic earnings per share	$0.57	$0.77
Diluted earnings per share	$0.54	$0.73

Weighted average common shares outstanding:
Basic	57.9	59.3
Diluted	63.5	64.6

Operating Statistics
As a percentage of net sales:
Gross profit	64.7%	63.7%
Selling, general and administrative expenses	37.3%	35.9%
Research and development expenses	10.9%	10.6%
Income before provision for income taxes	16.9%	25.9%
Net income	12.6%	17.9%

Effective tax rate	25.6%	30.9%

Computation of Diluted Earnings per Share
Net income	$33.2	$45.9
Adjustment for interest expense included in net income	1.0	1.0
Adjusted net income	$34.2	$46.9

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	60.8	61.9

Weighted average common shares outstanding for the contingent convertible debt	2.7	2.7

Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	63.5	64.6

Diluted earnings per share including the contingent convertible debt	$0.54	$0.73

Note: Numbers may not foot due to rounding

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	March 31,	December 31,
	2007	2006
ASSETS

Current assets
Cash and cash equivalents	$180.2	$182.8
Accounts and other receivables, net	129.3	127.1
Inventories, net	141.5	142.1
Deferred income taxes	26.8	21.8
Prepaid expenses and other current assets	64.3	57.8

Total current assets	542.1	531.6

Property, plant and equipment, net	216.7	213.0
Goodwill	337.7	337.7
Other intangible assets, net	108.9	116.1
Investments in unconsolidated affiliates	22.2	20.2
Deferred income taxes	6.3	14.5
Other assets	15.3	13.7

Total assets	$1,249.2	$1,246.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$179.4	$226.2
Long-term debt	224.5	235.9
Other long-term liabilities	60.3	35.3

Stockholders’ equity
Common stock	67.6	67.0
Additional contributed capital	626.6	603.7
Retained earnings (1)	468.8	433.9
Accumulated other comprehensive loss	(13.8)	(15.8)
Common stock in treasury, at cost	(364.2)	(339.4)
Total stockholders’ equity	785.0	749.4

Total liabilities and stockholders’ equity	$1,249.2	$1,246.8

(1)  Effective January 1, 2007, the Company adopted Financial Accounting Standard Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”).  The adoption of FIN 48 increased the beginning balance of retained earnings by $1.7 million.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and gains, results of discontinued products, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided only on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Special gains, net - The Company incurred certain special charges and gains in 2006 related to the following:

1)	Realignment expenses: $2.1 million charge for primarily severance expenses in the first quarter of 2006 resulting from the planned closing of a manufacturing facility;

2)	Gain on sale of products: $5.7 million gain from cash received in the first quarter of 2006 as the final earn-out payment in the prior year’s sale of the Japan Perfusion product line to Terumo;

3)	Gain on patent settlement: $20.2 million gain from a patent settlement with Medtronic in the first quarter 2006.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Results of Discontinued Products – The Company has exited certain products during the periods presented.  As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange – Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended
	March 31,
(in millions, except per share data)	2007	2006

GAAP net income	$33.2	$45.9

Reconciling items:

Special Charges (Gains)
Realignment expenses	—	2.1
Gain on sale of products	—	(5.7)
Gain on patent settlement	—	(20.2)
Subtotal special gains	—	(23.8)

Provision for income taxes
Tax effect on non-GAAP adjustments (1)	—	9.4

Non-GAAP net income	$33.2	$31.5

Non-GAAP earnings per share:
Basic non-GAAP earnings per share	$0.57	$0.53
Diluted non-GAAP earnings per share (2)	$0.54	$0.50

Weighted average shares outstanding:
Basic	57.9	59.3
Diluted	63.5	64.6

(1)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdiction of the transaction applying the local statutory tax rate.

(2)  Diluted Earnings per share is calculated by adding back $1.0 million to net income for the quarter in interest expense related to the convertible debt,  then dividing by the weighted average diluted shares outstanding.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region
(in millions)

					2007 Adjusted		2006 Adjusted
Sales by Product Line (Qtr)	1Q 2007	1Q 2006	Change	GAAP Growth Rate	Discontinued Product Line Impact	1Q 2007 Underlying Sales	Discontinued Product Line Impact	FX Impact	1Q 2006 Underlying Sales	Underlying % Growth*
Heart Valve Therapy	$129.5	$125.1	$4.4	3.5%	$(1.7)	$127.8	$(3.3)	$2.9	$124.7	2.5%
Critical Care	90.9	81.1	9.8	12.1%	—	90.9	—	1.9	83.0	9.5%
Cardiac Surgery Systems	16.8	23.3	(6.5)	(27.9)%	(3.1)	13.7	(10.1)	0.2	13.4	1.9%
Vascular	20.2	18.2	2.0	11.0%	—	20.2	(0.6)	0.7	18.3	10.6%
Other Distributed Products	6.7	9.0	(2.3)	(25.6)%	—	6.7	(0.6)	—	8.4	(16.7)%
Total	$264.1	$256.7	$7.4	2.9%	$(4.8)	$259.3	$(14.6)	$5.7	$247.8	4.7%

Sales by Region (Qtr)	1Q 2007	1Q 2006	Change	GAAP Growth Rate
United States	$124.1	$121.1	$3.0	2.5%

Europe	73.9	64.7	9.2	14.2%
Japan	38.6	41.7	(3.1)	(7.4)%
Rest of World	27.5	29.2	(1.7)	(5.8)%
International	140.0	135.6	4.4	3.2%

Total	$264.1	$256.7	$7.4	2.9%

* Numbers may not calculate due to rounding.